Exhibit 99.1

FOR DISTRIBUTION

October 28, 2010

4:00 p.m. Eastern

Market Leader® Grows Q3 Revenue With SaaS-Based Vision Products

Double Digit Revenue Growth Projected for the Coming Quarter

KIRKLAND, Wash. – October 28, 2010 – Market Leader, Inc. (NASDAQ: LEDR) today announced results for the quarter ended September 30, 2010. The company reported revenue growth during the third quarter despite some of the slowest existing home sales on record. Market Leader’s growth was driven by the strength of its Software-as-a-Service (SaaS) Vision products that continue to deliver strong results for agents, brokerage companies, and some of the nation’s leading real estate franchise networks.

Strong Traction with Real Estate Franchise Partners Continues

Market Leader’s marketing partnerships with several leading real estate franchise networks have emerged as a significant new source of business for the company. During the third quarter alone, Market Leader added more than 200 RealtyGenerator® customers via this channel, beating the previous record of more than 100 signed during the previous quarter.

“Our team continues to be very pleased by the powerful customer accolades for RealtyGenerator and the strong momentum this has created with some of the real estate industry’s leading franchise networks,” said Market Leader CEO Ian Morris.

Financial Highlights:

•	Revenue increased to $6.0 million compared to $5.8 million in the second quarter, primarily reflecting strong adoption of the company’s Vision products.

•	Third quarter net loss of $3.4 million, which included a $750,000 gain on valuation, compared to a net loss of $3.1 million in the second quarter.

•

Adjusted EBITDA loss of $2.5 million in the third quarter compared to $1.6 million in the second quarter, primarily reflecting increased customer acquisition activities and increased advertising spend on behalf of its customers.

Vision Product Growth Continues to Drive Business Transformation

Revenue from the company’s SaaS-based Vision products, including RealtyGenerator for brokers and teams and Growth Leader for agents, is driving Market Leader’s renewed growth. Third quarter Vision revenue was more than forty percent higher than a year ago.

Additionally, Vision drove an increase in average revenue per customer to the highest level in thirteen quarters, while customer retention was again among the highest levels achieved in recent years. Based upon this positive impact to customer unit economics and customer lifetime value, Market Leader has confidently increased investment to acquire Vision customers that are expected to drive improvement in long term revenue and margins.

Business Outlook

Market Leader expects double-digit revenue growth in the fourth quarter driven by a combination of increased organic growth as well as revenue contribution from a newly consolidated investment. The related expenses, together with continued investment to acquire and support Vision customers, as well as seasonally higher advertising costs, are expected to contribute to an adjusted EBITDA loss that isn’t likely to improve in the fourth quarter compared to the third.

Conference Call

Market Leader will host a conference call and live Webcast to discuss third quarter results on Thursday, October 28, 2010 at 4:30 p.m. Eastern time. To listen to the live conference call, please dial (719) 325-2470. A live Webcast of the call will be available from the Investor Relations section of the company’s Web site at http://www.marketleader.com. An audio replay of the call will also be available to investors beginning on October 28 at 7:30 PM Eastern time and ending on November 2 at 7:30 PM Eastern time by dialing (719) 457-0820 and entering the passcode 4091474#.

Forward-Looking Statements

This release contains forward-looking statements relating to the company’s anticipated plans, products, services, and financial performance. The words “believe,” “expect,” “anticipate,” “intend” and similar expressions identify forward-looking statements, but their absence does not mean the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the company’s actual results include its ability to retain and increase its customer base, to continue to grow revenues from Vision products, to continue to maintain current customer retention levels, to respond to competitive threats and real estate market conditions, to manage lead generation and other costs, to develop new products, and to expand into new lines of business. Please refer to the company’s most recent Form 10-K filed with the Securities and Exchange Commission for a more detailed description of these and other risks that could materially affect actual results. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements are made as of today’s date and the company assumes no obligation to update any such statements to reflect events or circumstances after the date hereof.

Non-GAAP Measure

Adjusted EBITDA is a non-GAAP financial measure provided as a complement to results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA is not a substitute for measures determined in accordance with GAAP, and may not be comparable to Adjusted EBITDA as reported by other companies. Our use of the term “Adjusted EBITDA” refers to a financial measure defined as earnings or loss before net interest, income taxes, depreciation, amortization, equity in loss of an unconsolidated subsidiary, gain on valuation of investment in subsidiary and stock-based compensation. We believe Adjusted EBITDA to be relevant and useful information to our investors as this measure is an integral part of our internal management reporting and planning process and is the primary measure used by our management to evaluate operating performance. See below for a reconciliation of net loss, the most comparable GAAP measure, to Adjusted EBITDA.

Market Leader, Inc.

NON-GAAP FINANCIAL MEASURE AND RECONCILIATION

(In thousands)

(unaudited)

	Three months ended
	September 30, 2010	June 30, 2010	September 30, 2009
Net loss	$(3,409)	$(3,128)	$(2,919)
Adjustments
Interest income and expenses, net	(40)	(90)	(45)
Gain on valuation of investment in subsidiary	(750)	—	—
Equity in loss of unconsolidated subsidiary	63	55	97
Depreciation and amortization of property and equipment	646	619	593
Amortization of acquired intangible assets	480	479	481
Stock-based compensation	476	451	638
Income tax expense	3	1	2

Adjusted EBITDA	$(2,531)	$(1,613)	$(1,153)

About Market Leader, Inc.

Market Leader (NASDAQ: LEDR) provides real estate professionals with innovative marketing and technology solutions that enable them to grow and manage their business. Founded in 1999 by a second-generation real estate agent, Market Leader provides real estate agents, agent teams, and brokerage companies with subscription software and advertising products that enable them to generate a steady stream of prospects, as well as the tools and training they need to convert these prospects into clients.

With a long history of innovation, Market Leader pioneered online lead generation for real estate professionals a decade ago and today is the leading marketing partner to the real estate industry. The company also provides consumers with free access to the information and tools they need throughout the home buying and selling process through its national consumer real estate sites. These websites enable Market Leader to provide its customers with access to millions of future home buyers and sellers while providing these consumers with free access to the information they seek throughout the home buying and selling process.

For more information on Market Leader visit www.MarketLeader.com.

Investor Contact:

Mark Lamb

Director of Investor Relations

Market Leader, Inc.

425.952.5801

markl@marketleader.com

Press Contact:

Matt Heinz

Heinz Marketing for Market Leader, Inc.

425.894.3387

matt@heinzmarketing.com

Market Leader, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Revenues	$5,975	$5,816	$17,586	$18,292
Expenses:
Sales and marketing (1)	6,179	4,795	16,320	14,213
Technology and product development (1)	1,402	1,174	4,070	3,859
General and administrative (1)	1,401	1,638	4,471	5,351
Depreciation and amortization of property and equipment	646	593	1,929	2,176
Amortization of acquired intangible assets	480	481	1,438	1,443

Total expenses	10,108	8,681	28,228	27,042

Loss from operations	(4,133)	(2,865)	(10,642)	(8,750)
Gain on valuation of investment in subsidiary	750	—	750	—
Equity in loss of unconsolidated subsidiary	(63)	(97)	(254)	(252)
Interest income and expenses, net	40	45	167	199

Loss before income tax expense	(3,406)	(2,917)	(9,979)	(8,803)
Income tax expense	3	2	7	6

Net loss	$(3,409)	$(2,919)	$(9,986)	$(8,809)

Net loss per share - basic and diluted:	$(0.14)	$(0.12)	$(0.41)	$(0.37)

Number of shares used in per share calculations	24,678	24,184	24,606	24,118

(1) Stock-based compensation is included in the expense line items above in the following amounts:

	2010	2009	2010	2009
Sales and marketing	$128	$189	$372	$577
Technology and product development	62	37	163	70
General and administrative	286	412	888	1,237

	$476	$638	$1,423	$1,884

Market Leader, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(unaudited)

	September 30, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$21,844	$25,434
Short-term investments	27,113	25,999
Trade accounts receivable, net of allowance of $9 and $29	40	39
Income tax receivable	—	4,920
Prepaid expenses and other current assets	883	918

Total current assets	49,880	57,310
Property and equipment, net of accumulated depreciation of $16,499 and $14,433	3,957	4,472
Goodwill and acquired intangible assets, net of accumulated amortization of $7,865 and $6,427	3,605	2,265
Investment in unconsolidated subsidiary	—	340
Other noncurrent assets	43	—

Total assets	$57,485	$64,387

Liabilities, Shareholders’ Equity and Noncontrolling Interest
Current liabilities:
Accounts payable	$1,254	$916
Accrued compensation and benefits	1,728	1,494
Accrued expenses and other current liabilities	951	812
Deferred rent, current portion	214	214
Deferred revenue	444	405
Notes payable	72	—

Total current liabilities	4,663	3,841
Deferred rent, less current portion	596	753

Total liabilities	5,259	4,594
Shareholders’ equity and noncontrolling interest:
Preferred stock, par value $0.001 per share, stated at amounts paid in; authorized 30,000,000 shares; none issued and outstanding	—	—
Common stock, par value $0.001 per share, stated at amounts paid in; authorized 120,000,000 shares; issued and outstanding 24,801,797 and 24,409,431 shares at September 30, 2010 and December 31, 2009, respectively	71,417	70,220
Accumulated deficit	(20,413)	(10,427)

Total Market Leader, Inc. shareholders’ equity	51,004	59,793
Noncontrolling interest in subsidiary	1,222	—

Total shareholders’ equity	52,226	59,793

Total liabilities, shareholders’ equity and controlling interest	$57,485	$64,387

Market Leader, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Nine months ended September 30,
	2010	2009
Cash flows from operating activities:
Net loss	$(9,986)	$(8,809)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	1,929	2,176
Amortization of acquired intangible assets	1,438	1,443
Stock-based compensation	1,423	1,884
Gain on valuation of investment in subsidiary	(750)	—
Equity in loss of unconsolidated subsidiary	254	252
Changes in certain assets and liabilities
Trade accounts receivable	22	33
Income tax receivable	4,916	(1)
Prepaid expenses and other current assets	81	681
Accounts payable	86	(635)
Accrued compensation and benefits	91	(671)
Accrued expenses and other current liabilities	260	418
Deferred rent	(157)	419
Deferred revenue	22	111

Net cash used in operating activities	(371)	(2,699)

Cash flows from investing activities:
Purchases of short-term investments	(27,876)	(29,964)
Sales of short-term investments	26,800	20,000
Purchases of property and equipment	(1,399)	(2,210)
Purchases of intangible assets	(55)	—
Investment in ActiveRain, net of cash acquired	(394)	—
Payments related to the Realty Generator acquisition	—	(155)

Net cash used in investing activities	(2,924)	(12,329)

Cash flows from financing activities:
Payment of taxes due upon vesting of restricted stock	(324)	(275)
Proceeds from exercises of stock options	29	45

Net cash used in financing activities	(295)	(230)

Net decrease in cash and cash equivalents	(3,590)	(15,258)
Cash and cash equivalents at beginning of period	25,434	47,668

Cash and cash equivalents at end of period	$21,844	$32,410